As Filed With the Securities and Exchange Commission on November 3, 2009

                                                     Registration No. 333-160476
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ECO BUILDING INTERNATIONAL
             (Exact name of registrant as specified in its charter)

            Nevada                               5080                             80-0329825
  (State or jurisdiction of          (Primary Standard Industrial               (IRS Employer
incorporation or organization)        Classification Code Number)           Identification Number)

 1 Matthew Place, Ballintemple                           Val-U-Corp Services, Inc.
          Cork Ireland                       1802 North Carson Street, Carson City, Nevada, 89701
Tel: 353-863-51-6838 Fax: 702-386-5349              Tel: (775) 887-8853, Fax: (775) 887-0738
(Address and telephone number of                         (Name, address and telephone
 registrant's executive office)                          number of agent for service)

                                 With a Copy to:

Diane D. Dalmy, Attorney at Law, 8965 W. Cornell Place, Lakewood, Colorado 80227
                  telephone (303) 985.9324, fax (303) 988.6954
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

 As soon as practicable after this Registration Statement is declared effective.
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (1)      Price (2)        Fee (2)
--------------------------------------------------------------------------------
Common Stock        1,930,000      $0.05 per share     $96,500          $5.38
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

SUBJECT TO COMPLETION

                                   PROSPECTUS

                           ECO BUILDING INTERNATIONAL.
                                1,930,000 SHARES
                                  COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 4-9.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.05 per share regardless of whether our shares are quoted on the OTC Bulletin Board, We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                THE DATE OF THIS PROSPECTUS IS: NOVEMBER 3, 2009

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary                                                                       3
Risk Factors                                                                  4
Forward-Looking Statements                                                    9
Use of Proceeds                                                               9
Determination of Offering Price                                               9
Dilution                                                                      9
Selling Shareholders                                                          9
Plan of Distribution                                                         12
Description of Securities                                                    15
Interest of Named Experts and Counsel                                        16
Description of Business                                                      16
Legal Proceedings                                                            20
Market for Common Equity and Related Stockholder Matters                     20
Changes in and Disagreements with Accountants                                22
Available Information                                                        22
Directors, Executive Officers, Promoters and Control Persons                 22
Executive Compensation                                                       24
Security Ownership of Certain Beneficial Owners and Management               25
Certain Relationships and Related Transactions                               25
Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities                                                             25
Financial Statements                                                         26

We intend to commence business operations by marketing and facilitating distribution of eco-friendly building supplies for sale throughout Europe and North America. Our offices are at 1 Matthew Place, Ballintemple Cork Ireland. We were formed as a corporation pursuant to the laws of Nevada on December 23, 2008

The focus of our business will be in both retail and wholesale sales and primarily in European and North American markets. However, as we generate income we plan on marketing to other emerging markets of Asia and South America.

                                     SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.


We intend to commence operations in the business of marketing eco-friendly building supplies throughout Europe and North America. As our business expands, we also plan on marketing our products to other emerging markets of Asia and South America. To date, the only business operations we have completed are: executing of a distribution agreement, and building our website, which is still under construction.


We were incorporated on December 23, 2008 under the laws of the state of Nevada. Our principal offices are located at: 1 Matthew Place, Ballintemple, Cork Ireland. Our telephone number is 353-863-51-6838.

THE OFFERING

Securities Being Offered      Up to 1,930,000 shares of common stock.

Offering Price                The selling shareholders will sell our shares at
                              $0.05 per share regardless of whether our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.

Terms of the Offering         The selling shareholders will determine when and
                              how they will sell the common stock offered in this prospectus.

Termination of the Offering   The offering will conclude when all of the
                              1,930,000 shares of common stock have been sold,
                              the shares no longer need to be registered to be
                              sold due to the operation of Rule 144 or we decide
                              at any time to terminate the registration of the
                              shares at our sole discretion. In any event, the
                              offering shall be terminated no later than two
                              years from the effective date of this registration
                              statement.
Securities Issued and
to be Issued                  1,930,000 shares of our common stock to be sold in
                              this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

Market for the Common Stock   There has been no market for our securities. Our
                              common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

SUMMARY FINANCIAL INFORMATION

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.



                                                       As of August 31, 2009
                                                       ---------------------
BALANCE SHEET
Total Assets                                                   $ 11,008
Total Liabilities                                              $     --
Stockholders Equity                                            $ 10,683

                                                   Period From December 23, 2008
                                                       (date of inception) to
                                                           August 31, 2009
                                                           ---------------
INCOME STATEMENT
Revenue                                                        $     --
Total Expenses                                                 $ 14,117
Net Loss                                                       $ 14,117


                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.


While at August 31, 2009, we had cash on hand of $11,008 we have accumulated a deficit of $14,117in business development expenses. We will not be able to continue operations for our first fiscal year without additional funding. We anticipate that additional funding will be needed for general administrative expenses and marketing costs. We have not generated any revenue from operations to date.

In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on December 23, 2008 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses since our incorporation on December 23, 2008 to May 31, 2009.

Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. To date, our business development activities have consisted solely of negotiating and executing a marketing and sales distribution agreement with a green products supplier. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

A FURTHER DECLINE IN THE WORLD ECONOMY COULD NEGITIVELY EFFECT OUR DEMAND AND CAUSE OUR BUSINESS TO FAIL.

We anticipate that our business will be affected by the strength of the world's economy. The demand for environmentally friendly products is driven directly by excess wealth. To make a profit we would have to charge a premium over conventional products that do not carry the "eco-friendly" name. In a time when people are living below their means, or perceive that this may be the case, the demand for our products will drop. This could materially and adversely affect our business and could seriously decrease our revenues.

THE INDUSTRY IN WHICH WE COMPETE IS HIGHLY CYCLICAL AND ANY DOWNTURN RESULTING IN LOWER DEMAND OR INCREASED SUPPLY WOULD HAVE A MATERIALLY ADVERSE IMPACT ON OUR FINANCIAL RESULTS.

The environmentally friendly building products distribution industry is subject to cyclical market pressures caused by a number of factors that are out of our control, such as general economic and political conditions, levels of new construction, home improvement and remodeling activity, interest rates and population growth. To the extent that cyclical market factors adversely impact overall demand for environmentally friendly building products or the prices that we can charge for our products, our net sales and margins would likely decline in the same time frame as the cyclical downturn occurs. Because much of our overhead and expense is relatively fixed in nature, a decrease in sales and margin generally could have a significant adverse impact on our results of operations. Also, to the extent our customers experience downturns in business, our ability to collect our receivables could be adversely affected. Finally, the unpredictable nature of the cyclical market factors that impact our industry make it difficult to forecast our operating results.

THE BUILDING PRODUCTS DISTRIBUTION INDUSTRY IS FRAGMENTED AND COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSULLY WITH SOME OF OUR EXISTING COMPETITORS OR NEW ENTRANTS IN THE MARKETS WE SERVE.

The environmentally friendly building materials distribution industry is fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are:

     *    pricing and availability of product;
     *    service and delivery capabilities;
     *    ability to assist with problem-solving;
     *    customer relationships;
     *    geographic coverage; and
     *    breadth of product offerings.


Also, financial stability is important to manufacturers in choosing distributors for their products. We compete with many local, regional and, in some markets and product categories, national building materials distributors and dealers. In addition, some product manufacturers sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, manufacturers of products marketed by us may elect to sell and distribute directly to our customers in the future or enter into exclusive supplier arrangements with other two-step distributors. In addition, home center retailers, which have historically concentrated their sales efforts on retail consumers and small contractors, may intensify their marketing efforts to larger contractors and homebuilders. Some of our competitors have greater financial and other resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.


BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our sole officer and director, Christopher Kidney, will only be devoting limited time to our operations. Mr. Kidney intends to devote 50% of his business time to our affairs. He currently is self employed as a carpenter and at present works approximately 25 hours per week. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

BECAUSE WE HAVE ONLY ONE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. While Mr. Kidney has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause an investor to lose their investment. However, because of the small size of our expected operations, we believe that he will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

BECAUSE OUR DIRECTOR AND OFFICER OWNS 60.8% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Kidney, our director and officer, owns approximately 60.8% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Kidney may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CONTINUATION AS A GOING CONCERN IS IN DOUBT, WE WILL BE FORCED TO CEASE BUSINESS OPERATIONS UNLESS WE CAN GENERATE PROFITABLE OPERATIONS IN THE FUTURE.

We will be incurring losses until we build a break-even level of revenue. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. We will require additional funds in order to provide proper service to our potential clients. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further efforts relating to the purchase and distribution of eco-friendly building supplies. If we cannot raise financing to meet our obligations, we will be insolvent and will be forced to cease our business operations.

IF CHRISTOPHER KIDNEY, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER. THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND INVESTORS COULD LOSE THIER INVESTMENT.

We depend on the services of our sole officer and director, Christopher Kidney, for the future success of our business. The loss of the services of Mr. Kidney could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible an investor could lose their entire investment. We do not carry any key personnel life insurance policies on Mr. Kidney and we do not have a contract for his services.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and director is non-U.S. resident. Consequently, it may be difficult for investors to affect service of process on Mr. Kidney in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Kidney based on the civil liability provisions of the United States securities laws. Since all our assets will be located in Ireland it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable in the United States.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATIONS AS OUR BUSINESS IS IN IRELAND AND THE MAJORITY OF REVENUES AND EXPENSES WILL BE IN EUROS.

All of our business in Europe will be in Euros. Because of this we are affected by changes in foreign exchange rates. Over the past year the exchange rate between the Euro and the US Dollar has fluctuated drastically. Some of our expenses will be in US Dollars however the majority of our revenues, at least in our first year, will be in Euros. We have no assurance of expectations of earning any revenue during the first fiscal year. If we are not able to successfully protect ourselves against those currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business would otherwise be profitable.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. In order to be quoted on the Over-the-Counter Bulletin Board, a market maker must file an application on our behalf. There is no guarantee this will happen. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the

SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors' shares.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company, due to lack of experience or legal council, could be the basis of your losing your entire investment in the Company.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

The selling shareholders will sell our shares at $0.05 per share regardless of whether our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily, by adding a $0.03 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,930,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

     1. 1,680,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on February 27, 2009;
     2. 250,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on April 16, 2009;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   the number of shares owned by each prior to this offering;
     2.   the total number of shares that are to be offered for each;
     3. the total number of shares that will be owned by each upon completion of the offering; and
     4.   the percentage owned by each upon completion of the offering.

                                             Total Number of
                                              Shares to Be
                                               Offered For       Total Shares to
                            Shares Owned         Selling          Be Owned Upon      Percentage of Shares
Name of Selling            Prior to This       Shareholders        Completion Of     owned Upon Completion
 Shareholder                 Offering            Account          This Offering        of This Offering
 -----------                 --------            -------          -------------        ----------------
David Kidney                  70,000             70,000                Nil                   Nil

Monica Kidney                 70,000             70,000                Nil                   Nil

Peter Connolly                70,000             70,000                Nil                   Nil

Ann Connolly                  70,000             70,000                Nil                   Nil

Sharon Connolly               70,000             70,000                Nil                   Nil

Gillian Kidney                70,000             70,000                Nil                   Nil

Richard Kidney                70,000             70,000                Nil                   Nil

Aoife Geary                   70,000             70,000                Nil                   Nil

David Kidney                  70,000             70,000                Nil                   Nil

Toni Harney                   70,000             70,000                Nil                   Nil

Tim Ryan                      70,000             70,000                Nil                   Nil

Claire Creedon                70,000             70,000                Nil                   Nil

Aidan Berry                   70,000             70,000                Nil                   Nil

Jo-Ann O'Sullivan             70,000             70,000                Nil                   Nil

Sarah Murphy                  70,000             70,000                Nil                   Nil

Deirdre Crowley               70,000             70,000                Nil                   Nil

Rebecca O'Riordan             70,000             70,000                Nil                   Nil

Paul Duggan                   70,000             70,000                Nil                   Nil

Paul Connolly                 70,000             70,000                Nil                   Nil

Jennifer Henley               70,000             70,000                Nil                   Nil

Aoife O'Halloran              70,000             70,000                Nil                   Nil

Caitriona O"Connor            70,000             70,000                Nil                   Nil

Aisling Lee                   70,000             70,000                Nil                   Nil

Conor Murphy                  70,000             70,000                Nil                   Nil

Patrick O'Conner              50,000             50,000                Nil                   Nil

Amy O'Donovan                 50,000             50,000                Nil                   Nil

Heather White                 50,000             50,000                Nil                   Nil

Michael Connolly              50,000             50,000                Nil                   Nil

Jane Hayes                    50,000             50,000                Nil                   Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,930,000 shares of common stock issued and outstanding on the date of this prospectus.

Our sole director, Christopher Kidney is related to the following shareholders:

David Kidney -- father
Monica Kidney -- mother
Gillian Kidney -- sister
Richard Kidney -- brother
David Kidney -- brother

Otherwise, none of the selling shareholders:

     1. has had a material relationship with us other than as a shareholder at any time within the past three years;
     2.   has ever been one of our officers or directors;
     3.   is a broker-dealer; or a broker-dealer's affiliate.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.05 per share regardless of whether our shares are quoted on the OTC Bulletin Board. We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors. There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The persons listed in the table found on page 10 of this form S-1 plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling" shareholders". The selling shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

     * A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     * Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     * Ordinary brokerage transactions and transactions in which the broker solicits purchasers
     * Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares will be deemed to be "underwriters" within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

We have advised the selling shareholders that they and any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods". We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

No selling shareholder (other than the current officer/director) has, or had, any material relationship with our officers or directors. No selling shareholder is affiliated with a broker/dealer.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

     - a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     - a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;
     - a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

     -    a toll-free telephone number for inquiries on disciplinary actions;
     - a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

     -    bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK


As of August 31, 2009, there were 4,930,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.


Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Diane D. Dalmy has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, CPA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                             DESCRIPTION OF BUSINESS

We intend to commence business operations by marketing and facilitating distribution of eco-friendly building supplies for sale throughout Europe and North America. Our offices are at 1 Matthew Place, Ballintemple Cork Ireland We were formed as a corporation pursuant to the laws of Nevada on December 23, 2008

The focus of our business will be in both retail and wholesale sales and primarily in European and North American markets. However, as we generate income we plan on marketing to other emerging markets of Asia and South America.

Our plan is to build a website designed to help our clients in their selection by displaying:

     -    What products are available
     -    How the product will help save the customer money
     -    How the product will help save the environment
     -    How to order quickly and easily online for direct shipment

We will attempt to separate ourselves from our competitors both in terms of diversity of products offered and the user friendliness of our website. Our products will be wide ranging but will all have a common green theme that will be aimed at helping to save energy and materials, in environment conscious markets such as Europe and North America. In order to fit the green theme criteria, our products will be at least one of the following: made from recyclable material or be recyclable, be energy efficient, save energy, reduce waste or be environmentally friendly in any other way. Below is a detailed list of the product we will provide:

HOME CARE: green cleaning supplies, hypo-allergenic cleaning, mold remediation, cleaning tools, filtration & conservation, energy-efficient lighting , recycling, safety, pest control.

LIFESTYLE: home accessories, gadgets, books, stationary and supplies, gardening, gifts, reusable bottles, fair-trade clothing.

DESIGN: rug collections from recyclable material, cabinets & countertops, paints & finishing, lamps & fixtures, flooring, bath

BUILDING: energy-efficient-lighting, caulks & sealants, adhesives, roofing & siding, ceilings & walls, framing, decking, molding, heating & cooling, insulation, carpet & flooring.

SOLAR PRODUCTS: We plan on initiating contact with established and grass roots solar product producers. This technology is becoming more efficient and affordable for retail users and we feel this area has the ability to bring in substantial revenue as awareness continues to grow.

Our main source of income will be from purchases from North American home building stores. Our products will be offered at wholesale prices to larger clients and we intend to offer our clients the ability to enter purchase orders online and on our website. Our website will also offer a retail section where smaller orders can be made at marked up prices on specialty products for the retail consumer.

To date, we have primarily been involved in organizational activities, including the execution of distribution and marketing agreement with one supplier. We have also started to develop our website which is currently under construction.

AGREEMENTS

We have executed a letter of intent with Arsenalas-EHG, based out of Lithuania, a manufacturer/exporter/importer and distributer of eco-friendly building products in Europe. We intend to market these products in North America and Europe. A letter of intent in no way guarantees we will ever sell any of Arsenala-EHG's products.


In our letter of intent dated January 15, 2009, Arsenalas-EHG has agreed to sell specific products and fulfill our written purchase orders for these products as necessary. This Marketing and Distribution agreement is filed as Exhibit 10.1 to this registration statement.


As we expand our operations and receive input from clients as to new products and/or services they are interested in, we will seek new suppliers to fill our markets demand for eco-friendly products. Increasing our product selection through additional distribution agreements is one of our goals in the near future.

SALES AND MARKETING STRATEGY

We intend to initially have our president, Christopher Kidney, conduct the sales and marketing on the company's behalf. Eventually, we intend to contract out well trained sales staff to break into North American markets and the larger home products stores such as Home Depot, Home Hardware, Lowe's, Menard and CCA Global Partners.

We have hired an outside web-designer to assist us in creating our corporate website aimed towards retail buyers but with a section for wholesale purchases as well. The website will provide a powerful marketing tool and we will work with outside consultants to make sure we have optimized our visibility through search engines and green links.

We will attempt to execute distribution contracts with the distributors and retail outlets mentioned above. We will attempt to differ from our competitors by providing a diverse set of products that are constructed by eco-friendly methods, contain eco-friendly contents and save energy.

TIMELINE

Below are the main operational and marketing goals for the next 12 months:

Website Operational:                     January 2010
Procurement of Suppliers:                In progress and ongoing (Arsenalas-EHG
                                         in LOI)
Begin Client Marketing  (Wholesale):     January 2010
Begin Client Marketing (Retail):         March 2010

SHARE OF BUSINESS MARKET

Our expected share of the eco-products market is difficult to determine given the ever-growing market and the fact that a high proportion of the distributors are private companies who have no legal obligation to publicly disclose their numbers. We believe that due to the substantial size of North American and European markets we will likely be less than 1% of the total market.

PLAN OF OPERATION

In the next twelve months following the date of the prospectus we intend to build a strong network of both suppliers and clients throughout the world and complete our corporate website.

SUPPLIERS

We plan to focus on finding new eco-friendly product suppliers throughout Europe and Asia for future sales focused in North America and Europe. We will be focused on finding low cost suppliers of eco-friendly products that best match our intended consumer's demands. Our President is in talks with Arsenalas-EHG, based out of Lithuania, a manufacturer/exporter/importer and distributer of eco-friendly building products in Europe. We intend to market these products in North America and Europe. We currently have a letter of intent in place which in no way guarantees we will ever sell any of Arsenalas-EHG's products.

CLIENTS

We plan to initially contact larger wholesalers in the US and Canada. These include but are not limited to Home Depot, Home Hardware, Lowe's, Menard and CCA Global Partners. We plan to promote our website and products to such wholesalers in order to secure distribution contracts. As our business grows, we plan on contacting mid to small sized wholesalers and retailers with intention of securing distribution contracts with them.

Many of our clients will only want to pay cash on delivery and will not advance deposits against orders. Such a policy may place a financial burden on us and, as a result, we may not be able to deliver the order. Other retailers may only pay us 30 or 60 days after delivery, creating an additional financial burden.

WEBSITE

We plan to work with our web designer to create a website that is user friendly for both retail and wholesale clients. Work will also begin on search engine optimization so that our website can be found more easily through searches for eco-friendly products. Some of the features of our site will include:

ONLINE ORDERING

Both retail and wholesale clients will be able to select from our list of products and order online using various payment and shipping methods.

GREEN VALUE: For each product available on our website there will be a description of why it is considered "green" and how the product has made a difference in reduction of materials, energy or the environmentally conscious methods of production.

ECO DESIGNER: For each room in a given home retail clients will be shown with a visual model all the ways they can change each room to be more environmentally friendly. Our products will be incorporated into the Eco Designer program and a client can see how much it would cost to make the suggested changes for any given room.

We expect to incur the following costs in the next 12 months in connection with our business operations:

     Marketing:                                              $12,000

     Administration and Travel:                              $26,000

     Professional fees, including the fees payable
     in connection with the filing on this registration
     statement, website and reporting obligations:           $18,000

Total expenditures over the next 12 months are therefore expected to be $56,000. With this expectation we will require approximately $45,000 in additional funds. We do not intent to acquire capital assets during the next twelve months.

We have no assurance of expectations of earning any revenue during the first fiscal year. While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based upon our sales staff's ability to generate sales. We expect to accomplish this by securing a significant number of agreements with large and small retailers and by retaining suitable salespersons with experience in the retail and distribution industry.

NUMBER OF EMPLOYEES

From our inception through the period ended April 31, 2009 we have relied on the services of our sole director, Christopher Kidney. We currently have no full-time or part-time employees. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries. We anticipate that it may become beneficial to add full and part-time employees during the next 12 months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generated revenues sufficient to fund the increase in the number of employees.

COMPLIANCE WITH GOVERNMENT REGULATION

We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business in Ireland and the U.S. as we are not directly involved in product distribution and are in the initial stages. Physical delivery and distribution of products will be controlled by suppliers.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

OFFICES

Our office is currently located at 1 Matthew Place, Ballintemple, Cork Ireland. Our telephone number 353-863-51-6838.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is Val-U-Corp Services, Inc., 1802 North Carson Street, Carson City, Nevada 89701

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

In order to be quoted on the Over-the-Counter Bulletin Board, a market maker must file an application on our behalf. There is no guarantee this will happen.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 30 registered shareholders.

RULE 144 SHARES

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities PROVIDED that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

     * 1% of the total number of securities of the same class then outstanding, which will equal 49,300 shares as of the date of this prospectus; or
     * the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. we would not be able to pay our debts as they become due in the usual course of business; or

     2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.


RESULTS OF OPERATIONS FOR PERIOD ENDING AUGUST 31, 2009

We did not earn any revenues from our incorporation on December 23, 2008 to August 31, 2009. We incurred operating expenses in the amount of $14,117 for the period from our inception on December 23, 2008 through August 31, 2009. These operating expenses were comprised of our initial web site development expenses, accounting, and legal fees.


We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan. For these reasons, there is substantial doubt that we will be able to continue as a going concern.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director and his age as of the date of this prospectus is as follows:

DIRECTOR:

Name of Director          Age
----------------          ---

Christopher Kidney        27

EXECUTIVE OFFICERS:

Name of Officer           Age                          Office
---------------           ---                          ------

Christopher Kidney        27      President, Chief Executive Officer, Secretary,
                                  Treasurer, Chief Financial Officer and Chief
                                  Accounting Officer

BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of our sole officer and director for the past five years.

Christopher Kidney has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors since our inception on December 23, 2008. Mr. Kidney's education and work background is in carpentry, home repair and design. Mr. Kidney attended the Cork Institute of Technology from 1998-2001 where he obtained his apprentice in Joint Carpentry. Since this time he has gone on to work internationally throughout Europe, North America and Australia. Since 2005 Christopher has been self employed as a carpenter. During this time he developed an interest and experience in the growing market in green products and building supplies. Mr. Kidney has not been a member of the board of directors of any corporations during the last five years. He intends to devote approximately 50% of his business time to our affairs. Mr. Kidney has no significant retail experience.

   During the past five years, Mr. Kidney has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Kidney was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Kidney's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Our sole officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

SIGNIFICANT EMPLOYEES

We have no significant employees other than our sole officer and director.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on December 23, 2008 to May 31, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

                           SUMMARY COMPENSATION TABLE

                                                                                           Change in
                                                                                            Pension
                                                                                           Value and
                                                                          Non-Equity      Nonqualified
 Name and                                                                 Incentive         Deferred
 Principal                                         Stock       Option        Plan         Compensation     All Other
 Position            Year   Salary($)  Bonus($)   Awards($)   Awards($)  Compensation($)   Earnings($)   Compensation($)  Total($)
 --------            ----   ---------  --------   ---------   ---------  ---------------   -----------   ---------------  --------
Christopher Kidney   2009     None       None       None         None         None             None           None          None
President, CEO, CFO,
Secretary, Treasurer,
Chief Accounting
Officer, and sole
director

STOCK OPTION GRANTS

We have not granted any stock options to our executive officer since our inception.

CONSULTING AGREEMENTS

We do not have an employment or consulting agreement with Christopher kidney. We do not pay him for acting as a director or officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at August 31, 2009 except as otherwise indicated, all shares are owned directly.


Title of                     Name and address                     Amount of             Percent
 Class                     of beneficial owner               beneficial ownership       of class
 -----                     -------------------               --------------------       --------
Common          Christopher Kidney                                3,000,000               60.8%
Stock           President, Chief Executive Officer,
                Chief Financial Officer, Secretary,
                Treasurer, Chief Accounting Officer
                and sole Director

                1 Matthew Place,
                Ballintemple, Cork
                Ireland

Common          All Officers and Directors as a                   3,000,000               60.8%
Stock           group that consists of one person                   shares

The percent of class is based on 4,930,000 shares of common stock issued and outstanding as of the date of this prospectus.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Kidney purchased 3,000,000 shares of Eco Building International at a price of $0.001 per share or an aggregate price of USD $3,000.00 on January 20, 2009. He currently owns 60.8 percent of the Company's outstanding common stock. As of July 31, 2009, the sole Director and President Christopher Kidney, loaned the Company $325. The loan is non-interest bearing, due upon demand and unsecured.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                              FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Report of Independent Registered Public Accounting Firm;                 F-1

2. Audited financial statements for the period from December 23, 2008 (inception) to May 31, 2009

     a.  Balance Sheets;                                                    F-2
     b.  Statements of Operations;                                          F-3
     c.  Statement of Stockholders' Equity; and                             F-4
     d.  Statements of Cash Flows;                                          F-5
     e.  Notes to Financial Statements                                      F-6


3. Unaudited Financial statements for the period for the period from December 31, 2008 (inception) to August 31, 2009

     a.  Balance Sheets;                                                    F-10
     b.  Statements of Operations;                                          F-11
     c.  Statement of Stockholders' Equity; and                             F-12
     d.  Statements of Cash Flows                                           F-13
     e.  Notes to Financial Statements                                      F-14

                               GEORGE STEWART, CPA
                              316 17TH AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Eco Building International.

I have audited the accompanying balance sheet of Eco Building International. (A Development Stage Company) as of May 31, 2009, and the related statement of operations, stockholders' equity and cash flows for the period from December 23, 2008 (inception), to May 31, 2009. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eco Building International. (A Development Stage Company) as of May 31, 2009, and the results of its operations and cash flows from December 23, 2008 (inception), to May 31, 2009 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 2 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ George Stewart
---------------------------
Seattle, Washington
September 25, 2009

ECO BUILDING INTERNATIONAL
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                                                                        May 31,
                                                                         2009
                                                                       --------
ASSETS

CURRENT ASSETS
  Cash                                                                 $ 23,390
                                                                       --------

      TOTAL ASSETS                                                     $ 23,390
                                                                       ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

SHORT TERM LIABILITIES
  Loan from Director                                                   $    325
                                                                       --------

      TOTAL SHORT TERM LIABILITIES                                          325
                                                                       --------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   4,930,000 shares issued and outstanding                                4,930
  Additional paid-in-capital                                             19,870
  Deficit accumulated during the development stage                       (1,735)
                                                                       --------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                               23,065
                                                                       --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                   $ 23,390
                                                                       ========

   The accompanying notes are an integral part of these financial statements.

ECO BUILDING INTERNATIONAL.
(A Development Stage Company)
Statement of Operations
--------------------------------------------------------------------------------

                                                              From Inception on
                                                             December 23 2008 to
                                                                   May 31,
                                                                    2009
                                                                 ----------
EXPENSES
  General and Administrative Expenses                            $    1,735
                                                                 ----------
      Net (loss) from Operation before Taxes                         (1,735)

Provision for Income Taxes                                                0
                                                                 ----------

Net (loss)                                                       $   (1,735)
                                                                 ==========

(LOSS) PER COMMON SHARE - BASIC AND DILUTED                      $    (0.00)
                                                                 ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING              3,689,300
                                                                 ==========

   The accompanying notes are an integral part of these financial statements.

ECO BUILDING INTERNATIONAL
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on December 23, 2008 to May 31, 2009
--------------------------------------------------------------------------------

                                                                                        Deficit
                                                                                      Accumulated
                                             Number of                  Additional      During
                                              Common                     Paid-in      Development
                                              Shares       Amount        Capital         Stage         Total
                                              ------       ------        -------         -----         -----
Balance at inception on Dec 23, 2008

January 20, 2009
Common shares issued for cash at $0.001     3,000,000     $ 3,000       $     --        $     --      $  3,000

February 27, 2009
Common shares issued for cash at $0.01      1,680,000       1,680         15,120                        16,800

April 16, 2009
Common shares issued for cash at $0.02        250,000         250          4,750                         5,000

Net (loss)                                         --          --             --          (1,735)       (1,735)
                                            ---------     -------       --------        --------      --------

Balance as of May 31, 2009                  4,930,000     $ 4,930       $ 19,870        $ (1,735)     $ 23,065
                                            =========     =======       ========        ========      ========

   The accompanying notes are an integral part of these financial statements.

ECO BUILDING INTERNATIONAL
(A Development Stage Company)
Statement of Cash Flows
--------------------------------------------------------------------------------

                                                              From Inception on
                                                             December 23 2008 to
                                                                   May 31,
                                                                    2009
                                                                  --------
OPERATING ACTIVITIES
  Net (loss)                                                      $ (1,735)
                                                                  --------

      Net cash (used) for operating activities                      (1,735)
                                                                  --------
FINANCING ACTIVITIES
  Loans from Director                                                  325
  Sale of common stock                                              24,800
                                                                  --------

      Net cash provided by financing activities                     25,125
                                                                  --------

Net increase (decrease) in cash and equivalents                     23,390

Cash and equivalents at beginning of the period                         --
                                                                  --------

Cash and equivalents at end of the period                         $ 23,390
                                                                  ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                                        $     --
                                                                  ========
  Taxes                                                           $     --
                                                                  ========

NON-CASH ACTIVITIES                                               $     --
                                                                  ========

   The accompanying notes are an integral part of these financial statements.

ECO BUILDING INTERNATIONAL.
(A Development Stage Company)
Notes To The Financial Statements
May 31, 2009
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

ECO BUILDING INTERNATIONAL.("the Company") was incorporated under the laws of the State of Nevada, U.S. on December 23, 2008. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and it intends to commence business operations by marketing eco-friendly building supplies for sale throughout Europe and North America. The company's focus will be in both retail and wholesale sales.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, December 23, 2008 through May 31, 2009 the Company has accumulated losses of $1,735.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $1,735 as of May 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

ECO BUILDING INTERNATIONAL.
(A Development Stage Company)
Notes To The Financial Statements
May 31, 2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

f) Financial Instruments

The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

j) Fiscal Periods

The Company's fiscal year end is May 31.

k) Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

ECO BUILDING INTERNATIONAL.
(A Development Stage Company)
Notes To The Financial Statements
May 31, 2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

ECO BUILDING INTERNATIONAL.
(A Development Stage Company)
Notes To The Financial Statements
May 31, 2009
--------------------------------------------------------------------------------

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In January 2009, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,000.

In January and February 2009, the Company issued 1,680,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $16,800.

In April 2009, the Company also issued 250,000 shares of common stock at a price of $0.02 per share for total cash proceeds of $5,000

During the period Dec 23, 2008 (inception) to May 31, 2009, the Company sold a total of 4,930,000 shares of common stock for total cash proceeds of $24,800.

4. INCOME TAXES

As of May 31, 2009, the Company had net operating loss carry forwards of approximately $1,735 that may be available to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTONS

Dec 23, 2008, related party had loaned the Company $325. The loan is non-interest bearing, due upon demand and unsecured.

ECO BUILDING INTERNATIONAL
(A Development Stage Company)
Balance Sheet
--------------------------------------------------------------------------------

                                                                        August 31,          May 31,
                                                                          2009               2009
                                                                        --------           --------
                                                                       (Unaudited)         (Audited)
ASSETS

CURRENT ASSETS
  Cash                                                                  $ 11,008           $ 23,390
                                                                        --------           --------
      Total  Current Assets                                               11,008             23,390
                                                                        --------           --------

TOTAL ASSETS                                                            $ 11,008           $ 23,390
                                                                        ========           ========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

SHORT TERM LIABILITIES
  Loan from Director                                                    $    325           $    325
                                                                        --------           --------
      Total Short Term Liabilities                                           325                325

LONG TERM LIABILITIES

      Total Long Term Liabilities                                             --                 --

TOTAL LIABILITIES                                                            325                325
                                                                        --------           --------
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, $0.001par value, 75,000,000 shares authorized;
   4,930,000 shares issued and outstanding                                 4,930              4,930
  Additional paid-in-capital                                              19,870             19,870
  Deficit accumulated during the development stage                       (14,117)            (1,735)
                                                                        --------           --------

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                      10,683             23,065
                                                                        --------           --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                    $ 11,008           $ 23,390
                                                                        ========           ========


   The accompanying notes are an integral part of these financial statements.

ECO BUILDING INTERNATIONAL
(A Development Stage Company)
Statement of Operations
(Unaudited)
--------------------------------------------------------------------------------

                                                             Three Months       From Inception on
                                                                Ended         December 23, 2008 to
                                                              August 31,           August 31,
                                                                 2009                 2009
                                                              ----------           ----------
EXPENSES
  General and Administrative Expenses                         $   12,382           $   14,117
                                                              ----------           ----------
Net (loss) from Operation before Taxes                           (12,382)             (14,117)

Provision for Income Taxes                                            --                   --
                                                              ----------           ----------

Net (loss)                                                    $  (12,382)          $  (14,117)
                                                              ==========           ==========

(LOSS) PER COMMON SHARE - BASIC AND DILUTED                   $    (0.00)
                                                              ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING           2,714,447            1,440,504
                                                              ==========           ==========


   The accompanying notes are an integral part of these financial statements.

ECO BUILDING INTERNATIONAL
(A Development Stage Company)
Statement of Stockholders' Equity
From Inception on December 23, 2008 to August 31, 2009
(Unaudited)
--------------------------------------------------------------------------------

                                                                                        Deficit
                                                                                      Accumulated
                                             Number of                  Additional      During
                                              Common                     Paid-in      Development
                                              Shares       Amount        Capital         Stage         Total
                                              ------       ------        -------         -----         -----
Balance at inception on Dec 23, 2008

January 20, 2009
Common shares issued for cash at $0.001     3,000,000     $ 3,000       $     --        $     --      $  3,000

February 27, 2009
Common shares issued for cash at $0.01      1,680,000       1,680         15,120                        16,800

April 16, 2009
Common shares issued for cash at $0.02        250,000         250          4,750                         5,000

Net (loss)                                         --          --             --          (1,735)       (1,735)
                                            ---------     -------       --------        --------      --------

Balance as of May 31, 2009                  4,930,000       4,930         19,870          (1,735)       23,065


Net (loss)                                                                               (12,382)      (12,382)
                                            ---------     -------       --------        --------      --------

Balance as of August 31, 2009               4,930,000     $ 4,930       $ 19,870        $(14,117)     $ 10,683
                                            =========     =======       ========        ========      ========


   The accompanying notes are an integral part of these financial statements.

ECO BUILDING INTERNATIONAL
(A Development Stage Company)
Statement of Cash Flows
(Unaudited)
--------------------------------------------------------------------------------

                                                       Three Months       From Inception on
                                                          Ended         December 23, 2008 to
                                                        August 31,           August 31,
                                                           2009                 2009
                                                         --------             --------
OPERATING ACTIVITIES
  Net (loss)                                             $(12,382)            $(14,117)
                                                         --------             --------

      Net cash (used) for operating activities            (12,382)             (14,117)
                                                                              --------
FINANCING ACTIVITIES
  Loans from Director                                          --                  325
  Sale of common stock                                         --               24,800
                                                         --------             --------

      Net cash provided by financing activities                --               25,125
                                                         --------             --------

Net increase (decrease) in cash and equivalents           (12,382)              11,008

Cash and equivalents at beginning of the period            23,390                   --
                                                         --------             --------

Cash and equivalents at end of the period                $ 11,008             $ 11,008
                                                         ========             ========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid for:
  Interest                                               $     --             $     --
                                                         ========             ========

  Taxes                                                  $     --             $     --
                                                         ========             ========

NON-CASH ACTIVITIES                                      $     --             $     --
                                                         ========             ========


   The accompanying notes are an integral part of these financial statements.

ECO BUILDING INTERNATIONAL INC.
(A Development Stage Company)
Notes To The Financial Statements
August 31, 2009
--------------------------------------------------------------------------------

1. ORGANIZATION AND BUSINESS OPERATIONS

ECO BUILDING INTERNATIONAL INC.("the Company") was incorporated under the laws of the State of Nevada, U.S. on December 23, 2008. The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises ("SFAS No.7") and it intends to commence business operations by marketing eco-friendly building supplies for sale throughout Europe and North America. The company's focus will be in both retail and wholesale sales. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, December 23, 2008 through August 31, 2009 the Company has accumulated losses of $14,117.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

b) Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $14,117 as of August 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

c) Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

ECO BUILDING INTERNATIONAL INC.
(A Development Stage Company)
Notes To The Financial Statements
August 31, 2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d) Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e) Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

f) Financial Instruments

The carrying value of the Company's financial instruments approximates their fair value because of the short maturity of these instruments.

g) Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123 (R). To date, the Company has not adopted a stock option plan and has not granted any stock options.

h) Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

i) Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement.

Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

ECO BUILDING INTERNATIONAL INC.
(A Development Stage Company)
Notes To The Financial Statements
August 31, 2009
--------------------------------------------------------------------------------

j) Fiscal Periods

The Company's fiscal year end is May 31.

k) Recent Accounting Pronouncements

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

ECO BUILDING INTERNATIONAL INC.
(A Development Stage Company)
Notes To The Financial Statements
August 31, 2009
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB
107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment. In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for "plain vanilla" share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company's consolidated financial position, results of operations or cash flows.

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

In January 2009, the Company issued 3,000,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $3,000.

In January and February 2009, the Company issued 1,680,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $16,800. In April 2009, the Company also issued 50,000 shares of common stock at a price of $0.02 per share for total cash proceeds of $5,000

During the period Dec 23, 2008 (inception) to May 31, 2009, the Company sold a total of 4,930,000 shares of common stock for total cash proceeds of $24,800.

4. INCOME TAXES

As of August 31, 2009, the Company had net operating loss carry forwards of approximately $14,117 that may be available to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

5. RELATED PARTY TRANSACTONS

Dec 23, 2008, related party had loaned the Company $325. The loan is non-interest bearing, due upon demand and unsecured.

                                     Part II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee              $     5.50
Transfer Agent Fees                                              $ 5,000.00
Accounting fees and expenses                                     $ 4,000.00
Legal fees and expenses                                          $ 3,000.00
Edgar filing fees                                                $   500.00
                                                                 ----------

Total                                                            $12,505.50
                                                                 ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our sole officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We issued 3,000,000 shares of our common stock to Chris Kidney on January 20, 2009. Mr. Kidney is our President, Chief Executive Officer, Treasurer, Secretary and our sole director. He acquired these 3,000,000 shares at a price of $0.001 per share for total proceeds to us of $3,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Kidney was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent. He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

We completed an offering of 1,680,000 shares of our common stock at a price of $0.01 per share to the following 24 purchasers on February 27, 2009:

Name of Subscriber                                              Number of Shares
------------------                                              ----------------

David Kidney                                                         70,000
Monica Kidney                                                        70,000
Peter Connolly                                                       70,000
Ann Connolly                                                         70,000
Sharon Connolly                                                      70,000
Gillian Kidney                                                       70,000
Richard Kidney                                                       70,000
Aoife Geary                                                          70,000
David Kidney                                                         70,000
Toni Harney                                                          70,000
Tim Ryan                                                             70,000
Clair Creedon                                                        70,000
Aidan Berry                                                          70,000
Jo-Ann O'Sullivan                                                    70,000
Sarah Murphy                                                         70,000
Deirdre Crowley                                                      70,000
Rebecca O'Riordan                                                    70,000
Paul Duggan                                                          70,000
Paul Connolly                                                        70,000
Jennifer Henley                                                      70,000
Aoife O'Halloran                                                     70,000
Caitriona O'Connor                                                   70,000
Aisling Lee                                                          70,000
Conor Murphy                                                         70,000

The total amount received from this offering was $16,800. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 250,000 shares of our common stock at a price of $0.02 per share to the following five purchasers on April 16, 2009:

Name of Subscriber                                              Number of Shares
------------------                                              ----------------

Patrick O'Conner                                                     50,000
Amy O'Donovan                                                        50,000
Heather White                                                        50,000
Michael Connolly                                                     50,000
Jane Hayes                                                           50,000

The total amount received from this offering was $5,000. We completed this offering pursuant to Regulation S of the Securities Act.

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

   Exhibit
   Number                          Description
   ------                          -----------


    3.1           Articles of Incorporation *
    3.2           By-Laws *
    5.1           Legal opinion of Diane D. Dalmy, with consent to use *
   10.1           Letter of Intent Arsenalas-EHG
   23.1           Consent of George Stewart, CPA
   99.1           Form of Subscription Agreement *


----------
*  Previously filed

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the

     Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5. Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Carson City, State of Nevada, on November 3, 2009.


                                          Eco Building International.

                                          By:/s/ Christopher Kidney
                                             -----------------------------------
                                             Christopher Kidney
                                             President, Chief Executive Officer,
                                             Secretary, Treasurer, Chief
                                             Accounting Officer, Chief Financial
                                             Officer and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


      SIGNATURE                          CAPACITY IN WHICH SIGNED                     DATE
      ---------                          ------------------------                     ----

/s/ Christopher Kidney                 President, Chief Executive               November 3, 2009
-----------------------------          Officer, Secretary, Treasurer,
Christopher Kidnew                     Chief Accounting Officer,
                                       Chief Financial Officer
                                       and sole Director

                                 EXHIBITS INDEX

   Exhibit
   Number                          Description
   ------                          -----------


    3.1           Articles of Incorporation *
    3.2           By-Laws *
    5.1           Legal opinion of Diane D. Dalmy, with consent to use *
   10.1           Letter of Intent Arsenalas-EHG
   23.1           Consent of George Stewart, CPA
   99.1           Form of Subscription Agreement *


----------
*  Previously filed